Exhibit 10.2


                                                             EXECUTION COPY


                           AMENDMENT AND FORBEARANCE

         AMENDMENT AND FORBEARANCE, dated as of October 9, 2003 (this "Amendment"), to the Fifth Amended and Restated Credit Agreement, dated as of November 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Aurora Foods Inc. (the "Company"), the financial institutions parties thereto (the "Lenders") and the Agents.

                             W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to Company;

         WHEREAS, Company has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be modified as set forth below; and

         WHEREAS, Company has requested, and, upon this Amendment becoming effective, the Lenders have agreed, to waive certain breaches of the Credit Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         SECTION 2. Amendments to Credit Agreement.

         (a) Amendments to Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended as follows:

         (i) by deleting clause (a) of the defined term "Net Cash Proceeds" in its entirety and substituting in lieu thereof "[Reserved]"; and

         (ii) by adding the following new defined terms in proper alphabetical order:

                  "October 2003 Amendment Effective Date" means the date on which the Amendment and Forbearance, dated as of October 9, 2003, to this Agreement shall be deemed effective in accordance with Section 4 thereof.

                  "Payoff Date" means the date on which the Obligations become due and payable (whether at maturity, by acceleration or otherwise) or, if earlier, the date on which the Loans and accrued interest thereon are paid in full and in cash in accordance with the terms of this Agreement and no Letters of Credit are outstanding.

         (b) Amendments to Subsection 2.3. Subsection 2.3 of the Credit Agreement is hereby amended as follows:

         (i) Subsection 2.3C of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

                  C. Excess Leverage and Asset Sale Fee. Except as otherwise agreed to in writing by the Requisite Lenders, Company shall pay each Lender a fee (the "Excess Leverage and Asset Sale Fee") equal to 5.25% of the aggregate amount of such Lender's Revolving Loan Exposure and Term Loan Exposure outstanding as of the February 2003 Amendment Effective Date, which Excess Leverage and Asset Sale Fee shall be deemed to be earned on the October 2003 Amendment Effective Date and shall be payable on the Payoff Date; provided that such Excess Leverage and Asset Sale Fee shall be reduced to $15,000,000 with the remainder forgiven if (1) the Payoff Date and the payment in full and in cash in accordance with the terms of this Agreement of all Obligations, including the Excess Leverage and Asset Sale Fee, occurs on or prior to March 31, 2004 and (2) in the event that such payment of such Obligations, including the Excess Leverage and Asset Sale Fee, is made pursuant to a plan of reorganization in a bankruptcy case in respect of the Loan Parties, such plan of reorganization provides that the Obligations shall be deemed allowed in full in an amount determined solely in accordance with the terms of this Agreement, without any defense, set-off or counterclaim being recognized in respect thereof, including any defense, if any, based upon Section 502(b)(2) of the Bankruptcy Code, or otherwise. Such Excess Leverage and Asset Sale Fee may be prepaid by Company on any Business Day upon notice to the Administrative Agent.

         (ii) Subsection 2.3D of the Credit Agreement is hereby amended by deleting such subsection in its entirety.

         (c) Amendment to Subsection 2.4. Subsection 2.4C(ii) of the Credit Agreement is hereby amended by deleting the words "subsections 2.3C and 2.3D" in the first sentence thereof and substituting in lieu thereof "subsection 2.3C".

         SECTION 3. Forbearance.

         (a) Each of the Lenders agrees that, for the period from the Amendment Effective Date to the Section 3 Termination Date (as defined below), it will not exercise any of the remedies available to it, and will not instruct the Administrative Agent to exercise or consent to the Administrative Agent exercising any of the remedies available to it, in either case, under any of the Loan Documents (including, without limitation, to accelerate the Loans or terminate the Commitments as contemplated in Section 8 of the Credit Agreement) solely as a result of the occurrence of any Event of Default or Potential Event of Default (a) arising under subsection 8.2(i) of the Credit Agreement by virtue of the failure of Company to make any scheduled interest payment required under (i) the Indenture dated as of July 1, 1998 with Wilmington Trust Company, as Trustee, (ii) the Indenture dated as of February 10, 1997 with Wilmington Trust Company, as Trustee or (iii) the Indenture dated as of July 1, 1997 with Wilmington Trust Company, as Trustee (collectively, the "Specified Indentures"; and any such non-payment, the "Specified Indenture Defaults") or (b) arising under subsection 8.1 of the Credit Agreement by virtue of the failure of Company to make any scheduled principal payment under the Credit Agreement on September 30, 2003 (any such non-payment, together with the Specified Indenture Defaults, the "Specified Defaults"). The "Section 3 Termination Date" shall be the earliest of (1) December 1, 2003, (2) the date on which each Specified Default has been cured or waived, through amendments to the Specified Indentures, the Credit Agreement or otherwise, so long as Company has delivered to the Administrative Agent five days' prior written notice of its intent to cure any Specified Default by payment, (3) the date on which a notice of acceleration under any Specified Indenture has been delivered to Company or (4) the date on which any other Event of Default or Potential Event of Default shall arise.

         (b) For the avoidance of doubt, Company and each of the Lenders acknowledge that interest shall continue to accrue pursuant to subsection 2.2E of the Credit Agreement as a result of the Specified Defaults, provided that, in the event of the commencement of a bankruptcy case in respect of the Loan Parties, during the period in which the Lenders receive interest on a current basis pursuant to an order of the relevant bankruptcy court reasonably acceptable to the Administrative Agent providing for adequate protection to the Lenders, interest shall accrue and be payable during such period without regard to said subsection 2.2E.

         SECTION 4. Conditions to Effectiveness of Amendment. This Amendment shall be effective on the date on which all of the following conditions precedent have been satisfied or waived (the "Amendment Effective Date"):

         (a) The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of (i) Company,
(ii) the Guarantor and (iii) the Requisite Lenders;

         (b) Company shall have paid all accrued fees and expenses of counsel and other advisors to or for the benefit of the Administrative Agent then due and payable for which invoices have been presented to Company, and all interest accrued on the Loans through the Amendment Effective Date shall have been paid; and

         (c) After giving effect to the Amendment, no Event of Default or Potential Event of Default shall have occurred and be continuing.

         SECTION 5. Representations and Warranties. As further consideration to induce the Lenders parties hereto to enter into this Amendment, Company hereby represents and warrants to the Administrative Agent and all of the Lenders that the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 6. Release. As further consideration to induce the Lenders parties hereto to enter into this Amendment, Company, on behalf of itself and each of its subsidiaries, represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities or demands of any kind, character or nature whatsoever, fixed or contingent, which Company or any of its subsidiaries may have, or claim to have, against the Administrative Agent or any Lender with respect to the Credit Agreement, any other Loan Document or the transactions contemplated hereby or thereby, and Company, on behalf of itself and each of its subsidiaries, hereby releases, acquits and forever discharges the Administrative Agent and each Lender, and their respective agents, employees, officers, directors, representatives, attorneys, affiliates, successor and assigns (collectively, the "Released Parties") from any and all claims, causes of action, suits, debts, obligations, liabilities or demands of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that Company or any of its subsidiaries may have, or claim to have, against each of such Released Parties with respect to the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby as of the Amendment Effective Date.

         SECTION 7. Effect on the Loan Documents.

         (a) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (b) The execution, delivery and effectiveness of this Amendment, including the forbearance set forth in Section 3 hereof, shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents.

         SECTION 8. Costs, Expenses and Taxes. Company agrees to pay on demand all actual and reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered thereunder and hereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent (including allocated costs of internal counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder. Company further agrees to pay on demand all costs and expenses of the Administrative Agent and each of the Lenders, if any (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses (including allocated costs of internal counsel) in connection with the enforcement of rights under this Section 8.

         SECTION 9. Affirmation of Subsidiary Guaranty, Pledge Agreement and Credit Agreement. The Guarantor hereby consents to the modification of the Credit Agreement contemplated hereby and each of Company and the Guarantor hereby acknowledge and agree that the guarantees contained in the Subsidiary Guaranty, the pledge of stock contained in the Pledge Agreement and the obligations contained in the Credit Agreement as modified hereby are, and shall remain, in full force and effect.

         SECTION 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 11. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with Company and the Administrative Agent. Execution and delivery to the Administrative Agent or its counsel of this Amendment by any Lender shall be effective as to any Loans or Commitments held by such Lender on the date of such delivery and any Loans or Commitments subsequently acquired by such Lender on or prior to the Amendment Effective Date.

         SECTION 12. Further Acknowledgements. Company acknowledges that the provisions of subsection 2.3C of the Credit Agreement are a material inducement for the Lenders' consent to this Amendment and to the modification of the Excess Leverage and Asset Sale Fee as in effect prior to the Amendment Effective Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                      AURORA FOODS INC.


                                      By: /s/ Ronald B. Hutchison
                                         -----------------------------------
                                         Name:  Ronald B. Hutchison
                                         Title: CRO


                                      SEA COAST FOODS, INC.


                                      By: /s/ Ronald B. Hutchison
                                         -----------------------------------
                                         Name:  Ronald B. Hutchison
                                         Title: CRO


                                      JP MORGAN CHASE BANK (formerly known as
                                      The Chase Manhattan Bank), as
                                      Administrative Agent and Lender


                                      By:   /s/ Thomas F. Maher
                                         -----------------------------------
                                         Name:  Thomas F. Maher
                                         Title: Managing Director